EXHIBIT (d)(10)
FORM OF LOCK-UP AGREEMENT
[______], 2011
57th Street General Acquisition Corp.
590 Madison Avenue, 35th Floor
New York, New York 10022
Crumbs Holdings LLC
110 West 40th Street, Suite 2100
New York, New York 10018
Ladies and Gentlemen:
     This letter agreement (this “Agreement”) relates to a Business Combination Agreement entered into as of January 9, 2011, as amended by that certain Amendment to Business Combination Agreement, dated as of February 18, 2011, Amendment No. 2 to Business Combination Agreement, dated as of March 17, 2011 and Amendment No. 3 to Business Combination Agreement, dated as of April 7, 2011 (collectively, and as amended, the “Business Combination Agreement”) by and among 57th Street General Acquisition Corp., a Delaware corporation (“Parent”), 57th Street Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent, Crumbs Holdings LLC, a Delaware limited liability company (the “Company”), the members of the Company as set forth on the signature page thereof, and the representatives of the Company and the Members. Capitalized terms used and not otherwise defined herein are defined in the Business Combination Agreement and shall have the meanings given to such terms in the Business Combination Agreement.
     1. In order to induce all Parties to enter into the Business Combination Agreement, each of the undersigned hereby agree that, without the prior written consent of Parent and the Company, he, she or it: (i) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, assign, transfer, pledge, borrow or otherwise dispose of, any Equity Consideration received directly pursuant to the Business Combination Agreement, and for each of Jason Bauer, Mia Bauer and Victor Bauer, with respect the portion of such Equity Consideration received by Crumbs, Inc. and deemed attributable to such party (solely for the purposes of this Agreement and not for the purpose of determining beneficial ownership under the federal securities laws), including, without limitation, any New Crumbs Class B Exchangeable Units or Parent Series A Voting Preferred Stock received pursuant to the Business Combination Agreement at the Effective Time or Common Stock issuable upon the exchange thereof (“Closing Equity Consideration”) or securities convertible into or exercisable or exchangeable for such Closing Equity Consideration (collectively “Locked Up Equity Consideration” (including, without limitation, Locked Up Equity Consideration, which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as the same may be amended or supplemented from time to time (such shares or securities, collectively, the “Lock-up Shares”)); (ii) will not establish or increase any

“put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) with respect to any Lock-up Shares, or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of any Lock-up Shares, whether or not such transaction is to be settled by delivery of Lock-up Shares, other securities, cash or other consideration; or (iii) will not engage in any short selling of any Lock-up Shares for a period commencing on the Closing Date and ending with respect to such shares or securities so indicated, as follows: (A) on the first (1st) anniversary of the Closing of the Merger any Lock-Up Shares directly owned by Victor Bauer and for one-third (1/3) of the Lock-up Shares owned by Crumbs, Inc. (such amount being deemed attributable to Victor Bauer solely for the purposes of this Agreement and not for the purpose of determining beneficial ownership under the federal securities laws) (the “First Lock-up Group”), and (B) on January 1, 2013 for any Lock-up Shares directly owned by Jason Bauer, any Lock-up Shares directly owned by Mia Bauer and the remaining two-thirds (2/3) of the Lock-up Shares owned by Crumbs, Inc. (such amount being deemed attributable to Jason Bauer and/ or Mia Bauer solely for the purposes of this Agreement and not for the purpose of determining beneficial ownership under the federal securities laws) (the “Second Lock-up Group”). The lock-up periods relating to the First Lock-up Group and Second Lock-up Group are collectively referred to as the “Lock-up Periods”. Notwithstanding anything in this paragraph 1 to the contrary, the undersigned may exercise any rights under the Registration Rights Agreement provided, however, that no sale of Lock-up Shares by the undersigned shall be permitted during the Lock-up Period. Nothing in this Agreement shall prevent any of the undersigned from making any exchange permitted by the Exchange and Support Agreement, of even date herewith, by and among Parent, the Company and the members of the Company.
     2. Each of the undersigned hereby authorizes Parent and/or the Company during the Lock-Up Periods to cause any transfer agent for the Lock-up Shares to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Lock-up Shares for which such undersigned is the record holder and, in the case of Lock-up Shares for which such undersigned is the beneficial but not the record holder, agrees during the Lock-Up Periods to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Lock-up Shares, if such transfer would constitute a violation or breach of this Agreement.
     3. Notwithstanding the foregoing, each of the undersigned may sell or otherwise transfer Lock-up Shares during his or her, or in the case of Crumbs, Inc. a shareholder’s, lifetime or on his or her, or in the case of Crumbs, Inc., a shareholder’s, death (i) to its equity holders, (ii) to immediate family members (including spouses, significant others, lineal descendants, brothers and sisters) or in the case of Crumbs, Inc. the immediate family members of the equity holders, (iii) a family trust, foundation or partnership established for the exclusive benefit of the undersigned, or in the case of Crumbs, Inc. an equity holder of the undersigned, or any of their respective immediate family members, (iv) a charitable foundation controlled by the undersigned, any of their equityholders or any of their respective immediate family members or (v) by will or intestacy to any immediate family, of in the case of Crumbs, Inc. of an equityholder, or to a trust, the beneficiaries of which are exclusively the undersigned, any of the equityholders of the undersigned or a member or members of any equityholders of the undersigned’s immediate family or a charitable foundation controlled by any such persons, provided in each such case that the transferee thereof agrees to be bound by the restrictions set forth herein. With respect to such restrictions, in connection with a sale or transfer permitted by this paragraph 3, each of the undersigned shall designate whether the transferred Lock-up Shares are from the First Lock-up Group or the Second Lock-up Group, and the respective restrictions set forth in paragraph 1 shall continue to apply to such Lock-up Shares.
     4. Notwithstanding the provisions of this Agreement, each of the undersigned hereby acknowledges and agrees that such Member’s allocable portion of the Claim Shares set forth on the Member Allocation are subject to the terms and conditions of the Business Combination Agreement including, without limitation, the application of such Claim Shares to satisfy indemnification obligations as provided therein.
     5. Each of the undersigned hereby represents and warrants that as to themselves the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, each of the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of each of the undersigned from the date first above written.
     6. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles thereof. Delivery of a signed copy of this letter by facsimile or other electronic transmission shall be effective as delivery of the original hereof.
[Signatures on the following page]

Very truly yours, CRUMBS, INC.
By:
Name:
Title:

JASON BAUER

MIA BAUER

VICTOR BAUER

[Signature Page to Lock-Up Agreement]